Exhibit 99.2
Item 14. Other Expenses of Issuance and Distribution.
     The expenses to be paid by Gateway Financial Holdings, Inc. (the “Registrant”) in connection with the issuance and distribution of the Registrant’s Series B Non-Convertible Non-Cumulative Perpetual Preferred Stock, no par value per share, being offered pursuant to the registration statement, File No. 333-152434 (the “Registration Statement”), a prospectus supplement dated September 24, 2008 and filed on September 25, 2008, and a prospectus supplement filed on September 29, 2008, are set forth in the following table.

Securities and Exchange Commission registration fee	$1,965
Printing and engraving expenses*	25,000
Legal fees and expenses*	170,000
Accounting fees and expenses*	50,000
Transfer agent and registrar fees*	2,000
Miscellaneous*	5,000

Total	$253,965

*	Estimated